Exhibit 99

[Wendy’s International, Inc. Logo]

Wendy’s International, Inc. announces 2005 Third Quarter same-store sales

DUBLIN, Ohio (Oct. 5, 2005) – Wendy’s International, Inc. (NYSE: WEN) today announced preliminary same-store sales results for the third quarter, which ended on Sunday, Oct. 2.

•	Tim Hortons® third quarter same-store sales increased 3.6% to 3.7% at restaurants in Canada and 4.7% in the United States, compared to very strong sales in the quarter a year ago.

•	Wendy’s® same-store sales decreased 5.0% at U.S. company stores and 5.5% to 5.7% at U.S. franchised restaurants, compared to positive sales in the quarter a year ago.

•	Baja Fresh® Mexican Grill’s system same-store sales declined 4.1%.

“Sales at all brands were impacted by record high gasoline prices and lower consumer spending levels, and store closings from hurricanes Katrina and Rita impacted Wendy’s restaurants during the period,” said Chairman and CEO Jack Schuessler. “We are not pleased with our Wendy’s and Baja Fresh sales trends, and everyone in the organization is focused on improving results.”

Third-Quarter Same-Store Sales Summary

	3Q 2005	3Q 2004	2005 YTD
Wendy’s U.S. Company	(5.0%)	2.0%	(3.9%)
Wendy’s U.S. Franchise	(5.5% to 5.7%)	0.9%	(3.5%)
Tim Hortons Canada	3.6% to 3.7%	8.4%	5.0%
Tim Hortons U.S.	4.7%	9.8%	7.0%
Baja Fresh System	(4.1%)	(7.5%)	(3.9%)

Tim Hortons continues to innovate with products; Company working on IPO

During the third quarter, Tim Hortons featured fresh-baked cookies in July, cinnamon rolls in August and steeped tea (in Canada) and chocolate-themed desserts (in the U.S.) in September. In October, Tim Hortons is promoting its hearty vegetable soup and turkey sandwich combo; its donut of the month is pumpkin spice.

Management is working on the elements of Tim Hortons initial public offering (IPO), which was announced in late July. The Company plans to file an S-1 registration statement in early December and continues to target March 2006 for the Tim Hortons IPO.

Wendy’s sales hurt by hurricanes

Wendy’s third-quarter sales were affected by hurricanes Katrina and Rita, which resulted in the loss of 2,676 full store days (1,460 company and 1,216 franchise) through the end of the third quarter, as well as a number of partial store days. As of Oct. 2, 26 company and 21 franchised Wendy’s in Louisiana, Mississippi and Texas had not re-opened.

The Company’s preliminary estimate is that the hurricanes negatively impacted third-quarter earnings by $0.02 per share due to:

•	Lost sales and royalties in the affected region.

•	Increased expenses for salary-continuation programs for displaced workers.

•	Costs for relief-effort donations in the areas affected by the hurricane.

•	Rent expense for closed stores.

“We are focused on reinvigorating Wendy’s sales growth with a fanatical approach to execution in restaurant operations, marketing and research and development,” said Schuessler. “We are also making progress on our strategic initiatives, including the sale of certain Wendy’s real estate assets and initial steps in the process of closing of underperforming stores and refranchising certain company-owned stores.”

Beginning in October, Wendy’s will promote its Bacon Mushroom Melt Cheeseburger as part of its platform marketing strategy, which includes Internet advertising along with traditional television, radio, print and in-store marketing.

Company faced other costs in the Third Quarter

As previously announced, the Company’s 2005 third-quarter beef costs were an all-time high $1.55 per pound, up 18% compared to $1.31 in the third quarter of last year. Higher beef costs are expected to have a $0.02 negative impact on third-quarter earnings per share.

Beef prices will improve in the fourth quarter to $1.39 per pound, down 10.3% from the 2005 third-quarter price, and down $0.01 per pound from $1.40 per pound during the fourth quarter a year ago.

Company continues to strengthen management team

The Company announced personnel changes in two key areas to strengthen its Wendy’s management team and brand.

Robert Whittington recently joined the Company as Senior Vice President and Chief Information Officer. Whittington comes to Wendy’s from Sun Microsystems, where he was Retail Vertical Technology Officer. Prior to that, he was Vice President of Business Process Innovation Consulting for EDS. He also has external consulting experience from Ernst & Young / Cap Gemini, where his clients included The Fleming Companies, McDonald’s, Albertsons, Walgreens, Sears, Dayton Hudson, and the United Kingdom government. Whittington has a B.A. from Wheaton College and an MBA from the University of Chicago. He will be moving to Columbus from Kansas City.

Whittington fills a vacancy created by the May 2005 promotion of John Deane, Wendy’s Executive Vice President and CIO since 2002, to Executive Vice President of Wendy’s North America Operations. During his tenure at Wendy’s, Deane led a successful transformation of the Company’s information technology group to a strategic, mobile force and oversaw key initiatives such as E-Pay, Store Budgeting and Store Automation. He has also championed change-management processes throughout the system to help meet changing consumer needs. Deane previously held senior management positions at MedPartners (now CareMark Rx, Inc.), Whirlpool Corp., and Price Waterhouse, and also founded his own technology services company, Clipper Management. Deane holds a B.S. degree in business from the Universidad Catolica Argentina in Buenos Aires, Argentina, and an MBA from Marquette University.

Third Quarter conference call and webcast scheduled for Oct. 27

The Company will release earnings and host a conference call at 4:00 p.m. on Thursday, Oct. 27 to discuss third-quarter results.

Investors may participate either via conference call at (877) 572-6014 (domestic) or (706) 679-4852 (international), or by live webcast at www.wendys-invest.com. A replay will also be available for 90 days on the site and for 10 days by telephone at (800) 642-1687 (conference ID No. 9867893).

Monthly Same-Store Sales Summary for July, August and September (a)

	July 2005	July 2004	August 2005	August 2004	September 2005	September 2004
Wendy’s U.S. Company	(5.4%)	3.9%	(5.2%)	2.8%	(4.3%)	(1.4%)
Wendy’s U.S. Franchise	(5.2%)	2.1%	(6.5%)	1.5%	(4.7% to 5.0%)	(1.0%)
Tim Hortons Canada	4.0%	8.2%	3.4%	9.6%	3.5% to 3.6%	7.5%
Tim Hortons U.S.	4.1%	11.0%	5.3%	10.4%	4.8%	7.7%

(a) For the July, August and September sales periods ended Aug. 7, Sept. 4, and Oct. 2, respectively.

Tim Hortons IPO

A registration statement relating to the common shares to be sold in the Tim Hortons IPO is expected to be filed with the Securities and Exchange Commission, but has not been filed or become effective. The common shares may not be sold and offers may not be accepted prior to the time the registration statement becomes effective.

This release does not constitute an offer to sell or the solicitation of any offer to buy, and there shall not be any sale of the common shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Wendy’s International, Inc. overview

Wendy’s International, Inc. is one of the world’s largest restaurant operating and franchising companies with more than 9,800 total restaurants and quality brands – Wendy’s Old Fashioned Hamburgers®, Tim Hortons and Baja Fresh Mexican Grill. The Company has investments in two other quality brands – Cafe Express™ and Pasta Pomodoro®. More information about the Company is available at www.wendys-invest.com.

Cafe Express is a trademark of Cafe Express, LLC
Pasta Pomodoro is a registered trademark of Pasta Pomodoro, Inc.

CONTACTS:
John Barker: (614) 764-3044 or john_barker@wendys.com
David Poplar (614) 764-3547 or david_poplar@wendys.com

WENDY’S INTERNATIONAL, INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Wendy’s International, Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.

Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations and objectives of management, is forward looking. The following factors, in addition to other possible factors not listed, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:

Tim Hortons IPO. The Company recently announced its plan to sell 15-18% of Tim Hortons in an initial public offering (IPO). A registration statement relating to the common shares to be sold in the IPO is expected to be filed with the Securities and Exchange Commission but has not been filed or become effective. Changes in Tim Hortons’ business results or market conditions, as well as other factors, could affect the decision to proceed with the IPO. In addition, numerous risks to the Company are inherent in the contemplated IPO. For example, the Company cannot predict the price or demand for the common shares to be sold, and the Company cannot make any assurance of the successful completion of the IPO. Among other things, these factors may affect the aggregate proceeds that the Company may receive in the IPO. During the registration process, the Company will devote resources to completing the IPO, which may divert the attention of the Company and its management team from the operation of its business. Similarly, the Company expects to incur costs of counsel, accountants, underwriters and other advisors during the IPO. The Company may not achieve the operational and financial efficiencies anticipated as part of the IPO.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel and type and quality of food. The Company and its franchisees compete with international, regional and local organizations primarily through the quality, variety and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development by the Company and its competitors are also important factors. The Company anticipates that intense competition will continue to focus on pricing. Certain of the Company’s competitors have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic conditions, consumer preferences and spending patterns, demographic trends, consumer perceptions of food safety, weather, traffic patterns, the type, number and location of competing restaurants, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, labor and benefit costs, legal claims, and the availability of management and hourly employees also affect restaurant operations and administrative expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees is affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.

Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.

Government Regulation. The Company and its franchisees are subject to various federal, state, and local laws affecting their business. The development and operation of restaurants depend to a significant extent on the selection and acquisition of suitable sites, which are subject to zoning, land use, environmental, traffic, and other regulations. Restaurant operations are also subject to licensing and regulation by state and local departments relating to health, sanitation and safety standards, federal and state labor laws (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements), federal and state laws which prohibit discrimination and other laws regulating the design and operation of facilities, such as the Americans with Disabilities Act of 1990. Changes in these laws and regulations, particularly increases in applicable minimum wages, may adversely affect financial results. The operation of the Company’s franchisee system is also subject to regulation enacted by a number of states and rules promulgated by the Federal Trade Commission. The Company cannot predict the effect on its operations, particularly on its relationship with franchisees, of the future enactment of additional legislation regulating the franchise relationship. The Company’s financial results could also be affected by changes in applicable accounting rules.

Growth Plans. The Company plans to increase the number of systemwide Wendy’s, Tim Hortons and Baja Fresh Mexican Grill restaurants open or under construction. There can be no assurance that the Company or its franchisees will be able to achieve growth objectives or that new restaurants opened or acquired will be profitable.

The opening and success of restaurants depends on various factors, including the identification and availability of suitable and economically viable locations, sales levels at existing restaurants, the negotiation of acceptable lease or purchase terms for new locations, permitting and regulatory compliance, the ability to meet construction schedules, the financial and other development capabilities of franchisees, the ability of the Company to hire and train qualified management personnel, and general economic and business conditions.

International Operations. The Company’s business outside of the United States is subject to a number of additional factors, including international economic and political conditions, differing cultures and consumer preferences, currency regulations and fluctuations, diverse government regulations and tax systems, uncertain or differing interpretations of rights and obligations in connection with international franchise agreements and the collection of royalties from international franchisees, the availability and cost of land and construction costs, and the availability of experienced management, appropriate franchisees, and joint venture partners. Although the Company believes it has developed the support structure required for international growth, there is no assurance that such growth will occur or that international operations will be profitable.

Disposition of Restaurants. The disposition of company operated restaurants to new or existing franchisees is part of the Company’s strategy to develop the overall health of the system by acquiring restaurants from, and disposing of restaurants to, franchisees where prudent. The realization of gains from future dispositions of restaurants depends in part on the ability of the Company to complete disposition transactions on acceptable terms.

Transactions to Improve Return on Investment. The sale of real estate previously leased to franchisees is generally part of the program to improve the Company’s return on invested capital. There are various reasons why the program might be unsuccessful, including changes in economic, credit market, real estate market or other conditions, and the ability of the Company to complete sale transactions on acceptable terms and at or near the prices estimated as attainable by the Company.

Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The success of the joint venture to manufacture and distribute par-baked products for Tim Hortons restaurants could be affected by a number of factors, including many of the factors set forth above. In addition, the realization of expected levels of production efficiencies, and actual product distribution costs and costs incurred to equip Tim Hortons restaurants for par-baked products occurring within expected ranges, could affect actual results.

Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures as part of its strategic planning initiative. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; and unanticipated changes in business and economic conditions affecting an acquired business.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.